___________________________________________________________

DIONEX CORPORATION

AND

BANKBOSTON, N.A.
AS RIGHTS AGENT

RIGHTS AGREEMENT

DATED AS OF JANUARY 21, 1999

___________________________________________________________

Rights Agreement


This Rights Agreement ("Agreement"), dated as of January
21, 1999, between DIONEX CORPORATION, a Delaware corporation (the "Company"), and BANKBOSTON, N.A., a national banking association ("Rights Agent").
The Board of Directors of the Company has authorized and
declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as such term is hereinafter defined) outstanding at the close of business on June 27, 1999
(the "Record Date"), each Right representing the right to
purchase one one-hundredth of a Preferred Share (as such term is hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest to occur of the Distribution Date, the Redemption
Date and the Final Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to Common Shares that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date in accordance with the provisions of Section 22 hereof.
Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
(a) "Acquiring Person" shall mean any Person (as
such term is hereinafter defined) who or which,
together with all Affiliates and Associates (as
such terms are hereinafter defined) of such
Person, shall be the Beneficial Owner (as such
term is hereinafter defined) of 15% or more of the
Common Shares then outstanding.  Notwithstanding
the foregoing, (A) the term Acquiring Person shall
not include (i) the Company, (ii) any Subsidiary
(as such term is hereinafter defined) of the
Company, (iii) any employee benefit or
compensation plan of the Company or any Subsidiary
of the Company, (iv) any entity holding Common
Shares for or pursuant to the terms of any such
employee benefit or compensation plan, and (B) no
Person shall become an "Acquiring Person" either
(x) as the result of an acquisition of Common
Shares by the Company which, by reducing the
number of shares outstanding, increases the
proportionate number of shares beneficially owned
by such Person to 15% or more of the Common Shares
then outstanding; provided, however, that if a
Person shall become the Beneficial Owner of 15% or
more of the Common Shares then outstanding by
reason of share purchases by the Company and
shall, following written notice from, or public
disclosure by the Company of such share purchases
by the Company, become the Beneficial Owner of any
additional Common Shares without the prior consent
of the Company and shall then Beneficially Own
more than 15% of the Common Shares then
outstanding, then such Person shall be deemed to
be an "Acquiring Person", or (y) if the Board of
Directors determines in good faith that a Person
who would otherwise be an "Acquiring Person", as
defined pursuant to the foregoing provisions of
this paragraph (a), has become such inadvertently,
and such Person divests, as promptly as
practicable (as determined in good faith by the
Board of Directors), but in any event within five
Business Days, following receipt of written notice
from the Company of such event, of Beneficial
Ownership of a sufficient number of Common Shares
so that such Person would no longer be an
Acquiring Person, as defined pursuant to the
foregoing provisions of this paragraph (a), then
such Person shall no longer be deemed to be an
"Acquiring Person" for purposes of this
Agreement; provided, however, that if such Person
shall again become the Beneficial Owner of 15% or
more of the Common Shares then outstanding, such
Person shall be deemed an "Acquiring Person",
subject to the exceptions set forth in this
Section 1(a).
(b) "Affiliate" and "Associate" shall have the
respective meanings ascribed to such terms in
Rule 12b-2 of the General Rules and Regulations
under the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), as in effect on
the date of this Agreement.
(c) A Person shall be deemed the "Beneficial Owner"
of and shall be deemed to "beneficially own" any
securities:
(i) which such Person or any of such Person's
Affiliates or Associates is deemed to
beneficially own, within the meaning of Rule
13d-3 of the General Rules and Regulations
under the Exchange Act as in effect on the
date of this Rights Agreement;
(ii) which such Person or any of such Person's
Affiliates or Associates has (A) the right to
acquire (whether such right is exercisable
immediately or only after the passage of
time) pursuant to any agreement, arrangement
or understanding (other than customary
agreements with and between underwriters and
selling group members with respect to a bona
fide public offering of securities) or upon
the exercise of conversion rights, exchange
rights, rights (other than these Rights),
warrants or options, or otherwise; provided,
however, that a Person shall not be deemed
the Beneficial Owner of, or to beneficially
own, securities tendered pursuant to a tender
or exchange offer made by or on behalf of
such Person or any of such Person's
Affiliates or Associates until such tendered
securities are accepted for purchase or
exchange; or (B) the right to vote pursuant
to any agreement, arrangement or
understanding; provided, however, that a
Person shall not be deemed the Beneficial
Owner of, or to beneficially own, any
security if the agreement, arrangement or
understanding to vote such security
(1) arises solely from a revocable proxy or
consent given to such Person in response to a
public proxy or consent solicitation made
pursuant to, and in accordance with, the
applicable rules and regulations promulgated
under the Exchange Act and (2) is not also
then reportable on Schedule 13D under the
Exchange Act (or any comparable or successor
report); or
(iii) which are beneficially owned, directly or
indirectly, by any other Person with which
such Person or any of such Person's
Affiliates or Associates has any agreement,
arrangement or understanding (other than
customary agreements with and between
underwriters and selling group members with
respect to a bona fide public offering of
securities) for the purpose of acquiring,
holding, voting (except to the extent
contemplated by the proviso to
Section 1(c)(ii)(B) hereof) or disposing of
any securities of the Company, provided,
however, an agreement, arrangement or
understanding for purposes of this Section
1(c)(iii) shall not be deemed to include
actions, including any agreement, arrangement
or understanding, or statements by any member
of the Company's Board of Directors on the
date of this Agreement, any subsequent
directors of the Company (the "Successor
Directors") who have been nominated by a
majority of directors who are directors as of
the date of this Agreement or who are
Successor Directors, or by any Person of whom
such a director is an Affiliate or Associate,
provided, however that this exception shall
not apply to a particular Person or Persons
if and to the extent that such Person or
Persons, after the date of this Agreement,
acquires Beneficial Ownership of more than an
additional 5% of the then outstanding Common
Shares of the Company unless (A) the shares
are acquired directly from the Company or as
part of an employee benefit or compensation
plan of the Company or a subsidiary of the
Company or (B) the Person establishes to the
satisfaction of the directors of the Company
that it is acting on its own behalf and not
in concert with any other Person and will
not, upon completion of any purchases, be the
Beneficial Owner of 15% or more of the
outstanding Common Shares.
Notwithstanding anything in this definition of
Beneficial Ownership to the contrary, the phrase,
"then outstanding", when used with reference to
a Person's Beneficial Ownership of securities of
the Company, shall mean the number of such
securities then issued and outstanding together
with the number of such securities not then
actually issued and outstanding which such Person
would be deemed to own beneficially hereunder.
(d) "Business Day" shall mean any day other than a
Saturday, a Sunday, or a day on which banking
institutions in The Commonwealth of Massachusetts
are authorized or obligated by law or executive
order to close.
(e) "Close of Business" on any given date shall mean
5:00 p.m., Eastern Time, on such date; provided,
however, that if such date is not a Business Day
it shall mean 5:00 p.m., Eastern Time, on the next
succeeding Business Day.
(f) "Common Shares" shall mean the shares of common
stock, par value $.001 per share, of the Company;
provided, however, that, "Common Shares," when
used in this Agreement in connection with a
specific reference to any Person other than the
Company, shall mean the capital stock (or equity
interest) with the greatest voting power of such
other Person or, if such other Person is a
Subsidiary of another Person, the Person or
Persons which ultimately control such first-
mentioned Person.
(g) "Distribution Date" shall have the meaning set
forth in Section 3 hereof.
(h) "Final Expiration Date" shall have the meaning
set forth in Section 7(a) hereof.
(i) "Interested Stockholder" shall mean any
Acquiring Person or any Affiliate or Associate of
an Acquiring Person or any other Person in which
any such Acquiring Person, Affiliate or Associate
has an interest, or any other Person acting
directly or indirectly on behalf of or in concert
with any such Acquiring Person, Affiliate or
Associate.
(j) "Person" shall mean any individual, firm,
corporation or other entity, and shall include any
successor (by merger or otherwise) of such entity.
(k) "Preferred Shares" shall mean shares of Series A
Junior Participating Preferred Stock, par value
$.001 per share, of the Company having the
designations and the powers, preferences and
rights, and the qualifications, limitations and
restrictions set forth in the Form of Certificate
of Designation attached to this Agreement as
Exhibit A.
(l) "Purchase Price" shall have the meaning set
forth in Section 7(b) hereof.
(m) "Redemption Date" shall have the meaning set
forth in Section 7(a) hereof.
(n) "Shares Acquisition Date" shall mean the first
date of public announcement by the Company or an
Acquiring Person that an Acquiring Person has
become such; provided, however that, if such
Person is determined not to have become an
Acquiring Person pursuant to clause (y) of
Subsection 1(a)(B) hereof, then no Shares
Acquisition Date shall be deemed to have occurred.
(o) "Subsidiary" of any Person shall mean any
corporation or other entity of which a majority of
the voting power of the voting equity securities
or equity interest is owned, directly or
indirectly, by such Person.
(p) "Transaction" shall mean any merger,
consolidation or sale of assets described in
Section 13(a) hereof or any acquisition of Common
Shares which would result in a Person becoming an
Acquiring Person or a Principal Party (as such
term is hereinafter defined).
(q) "Transaction Person" with respect to a
Transaction shall mean (i) any Person who (x) is
or will become an Acquiring Person or a Principal
Party (as such term is hereinafter defined) if the
Transaction were to be consummated and
(y) directly or indirectly proposed or nominated a
director of the Company which director is in
office at the time of consideration of the
Transaction, or (ii) an Affiliate or Associate of
such a Person.
Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the
Company in accordance with the terms and conditions
hereof, and the Rights Agent hereby accepts such
appointment.  The Company may from time to time appoint
such co-Rights Agents as it may deem necessary or
desirable, upon ten (10) days' prior written notice to
the Rights Agent.  The Rights Agent shall have no duty
to supervise, and shall in no event be liable for, the
acts or omissions of any such co-Rights Agent.
Section 3. Issue of Right Certificates.
(a) Until the earlier of (i) the Shares Acquisition
Date or (ii) the tenth Business Day (or such later
date as may be determined by action of the Board
of Directors prior to such time as any Person
becomes an Acquiring Person) after the date of the
commencement (determined in accordance with
Rule 14d-2 under the Exchange Act) by any Person
(other than the Company, any Subsidiary of the
Company, any employee benefit plan of the Company
or of any Subsidiary of the Company or any entity
holding Common Shares for or pursuant to the terms
of any such plan) of, or of the first public
announcement of the intention of any Person (other
than the Company, any Subsidiary of the Company,
any employee benefit plan of the Company or of any
Subsidiary of the Company or any entity holding
Common Shares for or pursuant to the terms of any
such plan) to commence, a tender or exchange offer
(which intention to commence remains in effect for
five Business Days after such announcement), the
consummation of which would result in any Person
becoming an Acquiring Person (including any such
date which is after the date of this Agreement and
prior to the issuance of the Rights, the earlier
of such dates being herein referred to as the
"Distribution Date"), (x) the Rights will be
evidenced by the certificates for Common Shares
registered in the names of the holders thereof
(which certificates shall also be deemed to be
Right Certificates) and not by separate Right
Certificates, and (y) the Rights (and the right to
receive Right Certificates therefor) will be
transferable only in connection with the transfer
of Common Shares.  As soon as practicable after
the Distribution Date, the Company will prepare
and execute, the Rights Agent will countersign,
and the Company will send or cause to be sent (and
the Rights Agent will, if requested, send) by
first-class, insured, postage-prepaid mail, to
each record holder of Common Shares as of the
Close of Business on the Distribution Date, at the
address of such holder shown on the records of the
Company, a Right Certificate, in substantially the
form of Exhibit B hereto (a "Right
Certificate"), evidencing one Right for each
Common Share so held, subject to the adjustment
provisions of Section 11 of this Rights Agreement.
As of the Distribution Date, the Rights will be
evidenced solely by such Right Certificates.
(b) On the Record Date, or as soon as practicable
thereafter, the Company will send (directly or
through the Rights Agent or its transfer agent) a
copy of a Summary of Rights to Purchase Preferred
Shares, in substantially the form of Exhibit C
hereto (the "Summary of Rights"), by first-
class, postage-prepaid mail, to each record holder
of Common Shares as of the Close of Business on
the Record Date, at the address of such holder
shown on the records of the Company.  With respect
to certificates for Common Shares outstanding as
of the Record Date, until the Distribution Date,
the Rights will be evidenced by such certificates
registered in the names of the holders thereof.
Until the Distribution Date (or the earlier of the
Redemption Date and the Final Expiration Date),
the surrender for transfer of any certificate for
Common Shares outstanding on the Record Date shall
also constitute the transfer of the Rights
associated with the Common Shares represented
thereby.
(c) Certificates for Common Shares which become
outstanding (including, without limitation,
reacquired Common Shares referred to in the last
sentence of this paragraph (c)) after the Record
Date but prior to the earliest of the Distribution
Date, the Redemption Date or the Final Expiration
Date shall have impressed on, printed on, written
on or otherwise affixed to them the following
legend:
This certificate also evidences and
entitles the holder hereof to certain
rights as set forth in a Rights
Agreement between Dionex Corporation
(the "Corporation") and BankBoston,
N.A., as Rights Agent (the "Rights
Agent"), dated as of June 27, 1999, as
amended from time to time (the "Rights
Agreement"), the terms of which are
hereby incorporated herein by reference
and a copy of which is on file at the
principal executive offices of the
Corporation.  Under certain
circumstances, as set forth in the
Rights Agreement, such Rights will be
evidenced by separate certificates and
will no longer be evidenced by this
certificate.  The Corporation will mail
to the holder of this certificate a copy
of the Rights Agreement without charge
after receipt of a written request
therefor addressed to the Secretary of
the Corporation.  As described in the
Rights Agreement, Rights issued to any
Person who becomes an Acquiring Person
or an Affiliate or Associate thereof (as
defined in the Rights Agreement) and
certain related persons, whether
currently held by or on behalf of such
Person or by any subsequent holder,
shall become null and void.
With respect to such certificates containing the
foregoing legend, until the Distribution Date, the
Rights associated with the Common Shares
represented by such certificates shall be
evidenced by such certificates alone, and the
surrender for transfer of any such certificate
shall also constitute the transfer of the Rights
associated with the Common Shares represented
thereby.  In the event that the Company purchases
or acquires any Common Shares after the Record
Date but prior to the Distribution Date, any
Rights associated with such Common Shares shall be
deemed canceled and retired so that the Company
shall not be entitled to exercise any Rights
associated with the Common Shares which are no
longer outstanding.  Notwithstanding this Section
3(c), the omission of a legend shall not affect
the enforceability of any part of this Rights
Agreement or the rights of any holder of the
Rights.
Section 4. Form of Right Certificates.
(a) The Right Certificates (and the form of election
to purchase Preferred Shares, the form of
assignment and the form of certification to be
printed on the reverse thereof) shall be
substantially the same as Exhibit B hereto and may
have such marks of identification or designation
and such legends, summaries or endorsements
printed thereon as the Company may deem
appropriate and as are not inconsistent with the
provisions of this Agreement, or as may be
required to comply with any applicable law or with
any rule or regulation made pursuant thereto or
with any rule or regulation of any stock exchange
or quotation system on which the Rights may from
time to time be listed, or to conform to usage.
Subject to the provisions of Sections 7, 11
and 22 hereof, the Right Certificates shall
entitle the holders thereof to purchase such
number of one one-hundredths of a Preferred Share
as shall be set forth therein at the price per one
one-hundredth of a Preferred Share set forth
therein (the "Purchase Price"), but the number
of such one one-hundredths of a Preferred Share
and the Purchase Price shall be subject to
adjustment as provided herein.
(b) Any Right Certificate issued pursuant to Section
3(a) or Section 22 hereof that represents Rights
which are null and void pursuant to Section
11(a)(ii) hereof and any Right Certificate issued
pursuant to Section 6 or Section 11 hereof upon
transfer, exchange, replacement or adjustment of
any other Right Certificate referred to in this
sentence shall contain (to the extent feasible)
the following legend:
The Rights represented by this
Right Certificate are or were
beneficially owned by a Person who
was or became an Acquiring Person
or an Affiliate or Associate of an
Acquiring Person (as such terms are
defined in the Rights Agreement).
Accordingly, this Right Certificate
and the Rights represented hereby
are null and void.
The provisions of Section 11(a)(ii) hereof shall
be operative whether or not the foregoing legend
is contained on any such Right Certificate.
Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive
Officer, its President, its Vice Chairman of the Board,
its Chief Financial Officer, or any of its Vice
Presidents, either manually or by facsimile signature,
shall have affixed thereto the Company's seal or a
facsimile thereof, and shall be attested by the
Secretary or an Assistant Secretary of the Company,
either manually or by facsimile signature.  The Right
Certificates shall be manually countersigned by the
Rights Agent and shall not be valid for any purpose
unless countersigned.  In case any officer of the
Company who shall have signed any of the Right
Certificates shall cease to be such officer of the
Company before countersignature by the Rights Agent and
issuance and delivery by the Company, such Right
Certificates, nevertheless, may be countersigned by the
Rights Agent and issued and delivered by the Company
with the same force and effect as though the person who
signed such Right Certificates had not ceased to be
such officer of the Company; and any Right Certificate
may be signed on behalf of the Company by any person
who, at the actual date of the execution of such Right
Certificate, shall be a proper officer of the Company
to sign such Right Certificate, although at the date of
the execution of this Agreement any such person was not
such an officer.
Following the Distribution Date, the Rights Agent will
keep or cause to be kept, at its office designated for
such purpose, books for registration and transfer of
the Right Certificates issued hereunder.  Such books
shall show the names and addresses of the respective
holders of the Right Certificates, the number of Rights
evidenced on its face by each of the Right Certificates
and the date of each of the Right Certificates.
Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen
Right Certificates.  Subject to the provisions of
Section 11(a)(ii), Section 14 and Section 24 hereof, at
any time after the Close of Business on the
Distribution Date, and at or prior to the Close of
Business on the earlier of the Redemption Date or the
Final Expiration Date, any Right Certificate or Right
Certificates may be transferred, split up, combined or
exchanged for another Right Certificate or Right
Certificates, entitling the registered holder to
purchase a like number of one one-hundredths of a
Preferred Share as the Right Certificate or Right
Certificates surrendered then entitled such holder to
purchase.  Any registered holder desiring to transfer,
split up, combine or exchange any Right Certificate or
Right Certificates shall make such request in writing
delivered to the Rights Agent, and shall surrender the
Right Certificate or Right Certificates to be
transferred, split up, combined or exchanged at the
office of the Rights Agent designated for such purpose.
Neither the Rights Agent nor the Company shall be
obligated to take any action whatsoever with respect to
the transfer of any such surrendered Right Certificate
until the registered holder shall have completed and
signed the certificate contained in the form of
assignment on the reverse side of such Right
Certificate and shall have provided such additional
evidence of the identity of the Beneficial Owner (or
former Beneficial Owner) or Affiliates or Associates
thereof as the Company shall reasonably request.
Thereupon the Rights Agent shall, subject to
Section 11(a)(ii), Section 14 and Section 24 hereof,
countersign and deliver to the person entitled thereto
a Right Certificate or Right Certificates, as the case
may be, as so requested.  The Company may require
payment of a sum sufficient to cover any tax or
governmental charge that may be imposed in connection
with any transfer, split up, combination or exchange of
Right Certificates.
Upon receipt by the Company and the Rights Agent of
evidence reasonably satisfactory to them of the loss,
theft, destruction or mutilation of a Right
Certificate, and, in case of loss, theft or
destruction, of indemnity or security reasonably
satisfactory to them, and, at the Company's request,
reimbursement to the Company and the Rights Agent of
all reasonable expenses incidental thereto, and upon
surrender to the Rights Agent and cancellation of the
Right Certificate if mutilated, the Company will issue,
execute and deliver a new Right Certificate of like
tenor to the Rights Agent for countersignature and
delivery to the registered holder in lieu of the Right
Certificate so lost, stolen, destroyed or mutilated. Notwithstanding any other provisions hereof, the
Company and the Rights Agent may amend this Rights
Agreement to provide for uncertificated Rights in
addition to or in place of Rights evidenced by Rights
Certificates.
Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.
(a) The registered holder of any Right Certificate may
exercise the Rights evidenced thereby (except as
otherwise provided herein) in whole or in part at
any time after the Distribution Date upon
surrender of the Right Certificate, with the form
of election to purchase on the reverse side
thereof duly executed, to the Rights Agent at the
office of the Rights Agent designated for such
purpose, together with payment of the Purchase
Price for each one one-hundredth of a Preferred
Share (or such other number of shares or other
securities) as to which the Rights are exercised,
at or prior to the earliest of (i) the Close of
Business on June 26, 2009 (the "Final Expiration
Date"), (ii) the time at which the Rights are
redeemed as provided in Section 23 hereof (the
"Redemption Date"), or (iii) the time at which
such Rights are exchanged as provided in
Section 24 hereof.
(b) The purchase price (the "Purchase Price") for
each one one-hundredth of a Preferred Share
pursuant to the exercise of a Right shall
initially be $200.00 and shall be subject to
adjustment from time to time as provided in
Sections 11 and 13 hereof and shall be payable in
lawful money of the United States of America in
accordance with paragraph (c) below.
(c) Upon receipt of a Right Certificate representing
exercisable Rights, with the form of election to
purchase duly executed, accompanied by payment of
the Purchase Price for the shares to be purchased
and an amount equal to any applicable transfer tax
required to be paid by the holder of such Right
Certificate in accordance with Section 9 hereof by
certified check, cashier's check, bank draft or
money order payable to the order of the Company,
the Rights Agent shall thereupon promptly
(i) (A) requisition from any transfer agent for
the Preferred Shares certificates for the number
of Preferred Shares to be purchased and the
Company hereby irrevocably authorizes its transfer
agent to comply with all such requests, or (B) if
the Company, in its sole discretion, shall have
elected to deposit the Preferred Shares issuable
upon exercise of the Rights hereunder into a
depository, requisition from the depositary agent
depositary receipts representing such number of
one one-hundredths of a Preferred Share as are to
be purchased (in which case certificates for the
Preferred Shares represented by such receipts
shall be deposited by the transfer agent with the
depositary agent) and the Company hereby directs
the depositary agent to comply with such request,
(ii) when appropriate, requisition from the
Company the amount of cash to be paid in lieu of
issuance of fractional shares in accordance with
Section 14 hereof, (iii) after receipt of such
certificates or depositary receipts, cause the
same to be delivered to or upon the order of the
registered holder of such Right Certificate,
registered in such name or names as may be
designated by such holder and (iv) when
appropriate, after receipt, deliver such cash to
or upon the order of the registered holder of such
Right Certificate.  In the event that the Company
is obligated to issue securities of the Company
other than Preferred Shares (including Common
Shares) of the Company pursuant to Section 11(a)
hereof, the Company will make all arrangements
necessary so that such other securities are
available for distribution by the Rights Agent, if
and when appropriate.
In addition, in the case of an exercise of the
Rights by a holder pursuant to Section 11(a)(ii)
hereof, the Rights Agent shall return such Right
Certificate to the registered holder thereof after
imprinting, stamping or otherwise indicating
thereon that the rights represented by such Right
Certificate no longer include the rights provided
by Section 11(a)(ii) hereof, and, if fewer than
all the Rights represented by such Right
Certificate were so exercised, the Rights Agent
shall indicate on the Right Certificate the number
of Rights represented thereby which continue to
include the rights provided by Section 11(a)(ii)
hereof.
(d) In case the registered holder of any Right
Certificate shall exercise fewer than all the
Rights evidenced thereby, a new Right Certificate
evidencing Rights equivalent to the Rights
remaining unexercised shall be issued by the
Rights Agent to the registered holder of such
Right Certificate or to his duly authorized
assigns, subject to the provisions of Section 14
hereof.
(e) The Company covenants and agrees that it will
cause to be reserved and kept available out of its
authorized and unissued Preferred Shares or any
Preferred Shares held in its treasury, the number
of Preferred Shares that will be sufficient to
permit the exercise in full of all outstanding
Rights in accordance with this Section 7.
(f) Notwithstanding anything in this Agreement to the
contrary, neither the Rights Agent nor the Company
shall be obligated to undertake any action with
respect to a registered holder upon the occurrence
of any purported exercise as set forth in this
Section 7 unless such registered holder shall have
(i) completed and signed the certification
following the form of election to purchase set
forth on the reverse side of the Rights
Certificate surrendered for such exercise and
(ii) provided such additional evidence of the
identity of the Beneficial Owner (or former
Beneficial Owner) or Affiliates or Associates
thereof as the Company shall reasonably request.
Section 8. Cancellation and Destruction of Right Certificates.
All Right Certificates surrendered for the purpose of
exercise, transfer, split up, combination or exchange
shall, if surrendered to the Company or to any of its
agents, be delivered to the Rights Agent for
cancellation or in canceled form, or, if delivered or
surrendered to the Rights Agent, shall be canceled by
it, and no Right Certificates shall be issued in lieu
thereof except as expressly permitted by any of the
provisions of this Agreement.  The Company shall
deliver to the Rights Agent for cancellation and
retirement, and the Rights Agent shall so cancel and
retire, any other Right Certificate purchased or
acquired by the Company otherwise than upon the
exercise thereof.  The Rights Agent shall deliver all
canceled Right Certificates to the Company, or shall,
at the written request of the Company, destroy such
canceled Right Certificates, and in such case shall
deliver a certificate of destruction thereof to the
Company.
Section 9. Availability of Preferred Shares.  The Company
covenants and agrees that so long as the Preferred
Shares (and, after the time a person becomes an
Acquiring Person, Common Shares or any other
securities) issuable upon the exercise of the Rights
may be listed on any national securities exchange or
quotation system, the Company shall use its best
efforts to cause, from and after such time as the
Rights become exercisable, all shares reserved for such
issuance to be listed on such exchange or quotation
system upon official notice of issuance upon such
exercise.
The Company covenants and agrees that it will take all
such action as may be necessary to ensure that all
Preferred Shares (or Common Shares and other
securities, as the case may be) delivered upon exercise
of Rights shall, at the time of delivery of the
certificates for such Preferred Shares (subject to
payment of the Purchase Price), be duly and validly
authorized and issued and fully paid and nonassessable
shares or other securities.
The Company further covenants and agrees that it will
pay when due and payable any and all federal and state
transfer taxes and charges which may be payable in
respect of the issuance or delivery of the Right
Certificates or of any Preferred Shares upon the
exercise of Rights.  The Company shall not, however, be
required to pay any transfer tax which may be payable
in respect of any transfer or delivery of Right
Certificates to a person other than, or the issuance or
delivery of certificates or depositary receipts for the
Preferred Shares in a name other than that of, the
registered holder of the Right Certificate evidencing
Rights surrendered for exercise or to issue or to
deliver any certificates or depositary receipts for
Preferred Shares upon the exercise of any Rights until
any such tax shall have been paid (any such tax being
payable by the holder of such Right Certificate at the
time of surrender) or until it has been established to
the Company's reasonable satisfaction that no such tax
is due.
As soon as practicable after the Distribution Date, the
Company shall use its best efforts to:
(i) prepare and file a registration statement
under the Securities Act of 1933, as amended
(the "Act"), with respect to the Rights and
the securities purchasable upon exercise of
the Rights on an appropriate form, will use
its best efforts to cause such registration
statement to become effective as soon as
practicable after such filing and will use
its best efforts to cause such registration
statement to remain effective (with a
prospectus at all times meeting the
requirements of the Act) until the Final
Expiration Date; and
(ii) use its best efforts to qualify or register
the Rights and the securities purchasable
upon exercise of the Rights under the blue
sky laws of such jurisdictions as may be
necessary or appropriate.
Section 10. Preferred Shares Record Date. Each person in whose name any certificate for Preferred Shares or other securities is issued upon the exercise of Rights shall
for all purposes be deemed to have become the holder of
record of the Preferred Shares or other securities
represented thereby on, and such certificate shall be
dated, the date upon which the Right Certificate
evidencing such Rights was duly surrendered with the
forms of election and certification duly executed and
payment of the Purchase Price (and any applicable
transfer taxes) was made; provided, however, that if
the date of such surrender and payment is a date upon
which the Preferred Shares or other securities transfer
books of the Company are closed, such person shall be
deemed to have become the record holder of such shares
on, and such certificate shall be dated, the next
succeeding Business Day on which the Preferred Shares
or other securities transfer books of the Company are
open.  Prior to the exercise of the Rights evidenced
thereby, the holder of a Right Certificate, as such,
shall not be entitled to any rights of a holder of
Preferred Shares for which the Rights shall be
exercisable, including, without limitation, the right
to vote, to receive dividends or other distributions or
to exercise any preemptive rights, and shall not be
entitled to receive any notice of any proceedings of
the Company, except as provided herein.
Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of
Preferred Shares covered by each Right and the number
of Rights outstanding are subject to adjustment from
time to time as provided in this Section 11.
(a)
(i) In the event the Company shall at any time
after the date of this Agreement (A) declare
a dividend on the Preferred Shares payable in
Preferred Shares, (B) subdivide the
outstanding Preferred Shares, (C) combine the
outstanding Preferred Shares into a smaller
number of Preferred Shares or (D) issue any
shares of its capital stock in a
reclassification of the Preferred Shares
(including any such reclassification in
connection with a consolidation or merger in
which the Company is the continuing or
surviving Company), except as otherwise
provided in this Section 11(a), the Purchase
Price in effect at the time of the record
date for such dividend or of the effective
date of such subdivision, combination or
reclassification, and the number and kind of
shares of capital stock issuable on such
date, shall be proportionately adjusted so
that the holder of any Right exercised after
such time shall be entitled to receive the
aggregate number and kind of shares of
capital stock which, if such Right had been
exercised immediately prior to such date and
at a time when the Preferred Shares transfer
books of the Company were open, such holder
would have owned upon such exercise and been
entitled to receive by virtue of such
dividend, subdivision, combination or
reclassification; provided, however, that in
no event shall the consideration to be paid
upon the exercise of one Right be less than
the aggregate par value of the shares of
capital stock of the Company issuable upon
exercise of one Right.  If an event occurs
which would require an adjustment under both
Section 11(a)(i) and Section 11(a)(ii)
hereof, the adjustment provided for in this
Section 11(a)(i) shall be in addition to, and
shall be made prior to any adjustment
required pursuant to Section 11(a)(ii)
hereof.
(ii) Subject to Section 24 hereof and the
provisions of the next paragraph of this
Section 11(a)(ii), in the event any Person
shall become an Acquiring Person, each holder
of a Right shall, for a period of 60 days
after the later of such time any Person
becomes an Acquiring Person or the effective
date of an appropriate registration statement
under the Act pursuant to Section 9 hereof
(provided, however that, if at any time prior
to the expiration or termination of the
Rights there shall be a temporary restraining
order, a preliminary injunction, an
injunction, or temporary suspension by the
Board of Directors, or similar obstacle to
exercise of the Rights (the "Injunction")
which prevents exercise of the Rights, a new
60-day period shall commence on the date the
Injunction is removed), have a right to
receive, upon exercise thereof at a price
equal to the then current Purchase Price
multiplied by the number of one one-
hundredths of a Preferred Share for which a
Right is then exercisable, in accordance with
the terms of this Agreement and in lieu of
Preferred Shares, such number of Common
Shares as shall equal the result obtained by
(A) multiplying the then current Purchase
Price by the number of one one-hundredths of
a Preferred Share for which a Right is then
exercisable and dividing that product by
(B) 50% of the then current per share market
price of the Common Shares (determined
pursuant to Section 11(d) hereof) on the date
such Person became an Acquiring Person;
provided, however, that if the transaction
that would otherwise give rise to the
foregoing adjustment is also subject to the
provisions of Section 13 hereof, then only
the provisions of Section 13 hereof shall
apply and no adjustment shall be made
pursuant to this Section 11(a)(ii).  In the
event that any Person shall become an
Acquiring Person and the Rights shall then be
outstanding, the Company shall not take any
action which would eliminate or diminish the
benefits intended to be afforded by the
Rights.
Notwithstanding anything in this Agreement to
the contrary, from and after the time any
Person becomes an Acquiring Person, any
Rights beneficially owned by (i) such
Acquiring Person or an Associate or Affiliate
of such Acquiring Person, (ii) a transferee
of such Acquiring Person (or of any such
Associate or Affiliate) who becomes a
transferee after the Acquiring Person became
such, or (iii) a transferee of such Acquiring
Person (or of any such Associate or
Affiliate) who becomes a transferee prior to
or concurrently with the Acquiring Person's
becoming such and receives such Rights
pursuant to either (A) a transfer (whether or
not for consideration) from the Acquiring
Person to holders of equity interests in such
Acquiring Person or to any Person with whom
the Acquiring Person has any continuing
agreement, arrangement or understanding
regarding the transferred Rights or (B) a
transfer which the Board of Directors of the
Company has determined is part of a plan,
arrangement or understanding which has as a
primary purpose or effect the avoidance of
this Section 11(a)(ii), shall become null and
void without any further action and no holder
of such Rights shall have any rights
whatsoever with respect to such Rights,
whether under any provision of this Agreement
or otherwise.  The Company shall use all
reasonable efforts to insure that the
provisions of this Section 11(a)(ii) and
Section 4(b) hereof are complied with, but
shall have no liability to any holder of
Right Certificates or other Person as a
result of its failure to make any
determinations with respect to an Acquiring
Person or its Affiliates, Associates or
transferees hereunder.  No Right Certificate
shall be issued at any time upon the transfer
of any Rights to an Acquiring Person whose
Rights would be void pursuant to the
preceding sentence or any Associate or
Affiliate thereof or to any nominee of such
Acquiring Person, Associate or Affiliate; and
any Right Certificate delivered to the Rights
Agent for transfer to an Acquiring Person
whose Rights would be void pursuant to the
preceding sentence shall be canceled.
(iii) In lieu of issuing Common Shares in
accordance with Section 11(a)(ii) hereof, the
Company may, if a majority of the Board of
Directors then in office determines that such
action is necessary or appropriate and not
contrary to the interests of holders of
Rights, elect to (and, in the event that the
Board of Directors has not exercised the
exchange right contained in Section 24(c)
hereof and there are not sufficient treasury
shares and authorized but unissued Common
Shares to permit the exercise in full of the
Rights in accordance with the foregoing
subparagraph (ii), the Company shall) take
all such action as may be necessary to
authorize, issue or pay, upon the exercise of
the Rights, cash (including by way of a
reduction of the Purchase Price), property,
Common Shares, other securities or any
combination thereof having an aggregate value
equal to the value of the Common Shares which
otherwise would have been issuable pursuant
to Section 11(a)(ii) hereof, which aggregate
value shall be determined by a nationally
recognized investment banking firm selected
by a majority of the Board of Directors then
in office.  For purposes of the preceding
sentence, the value of the Common Shares
shall be determined pursuant to Section 11(d)
hereof.  Any such election by the Board of
Directors must be made within 60 days
following the date on which the event
described in Section 11(a)(ii) hereof shall
have occurred.  Following the occurrence of
the event described in Section 11(a)(ii)
hereof, a majority of the Board of Directors
then in office may suspend the exercisability
of the Rights for a period of up to 60 days
following the date on which the event
described in Section 11(a)(ii) hereof shall
have occurred to the extent that such
directors have not determined whether to
exercise their rights of election under this
Section 11(a)(iii).  In the event of any such
suspension, the Company shall issue a public
announcement stating that the exercisability
of the Rights has been temporarily suspended.
(b) In case the Company shall fix a record date for
the issuance of rights, options or warrants to all
holders of Preferred Shares entitling them to
subscribe for or purchase Preferred Shares (or
shares having the same designations and the
powers, preferences and rights, and the
qualifications, limitations and restrictions as
the Preferred Shares ("equivalent preferred
shares")) or securities convertible into
Preferred Shares or equivalent preferred shares at
a price per Preferred Share or equivalent
preferred share (or having a conversion price per
share, if a security convertible into Preferred
Shares or equivalent preferred shares) less than
the then current per share market price of the
Preferred Shares (as such term is hereinafter
defined) on such record date, the Purchase Price
to be in effect after such record date shall be
determined by multiplying the Purchase Price in
effect immediately prior to such record date by a
fraction, the numerator of which shall be the
number of Preferred Shares outstanding on such
record date plus the number of Preferred Shares
which the aggregate offering price of the total
number of Preferred Shares and/or equivalent
preferred shares so to be offered (and/or the
aggregate initial conversion price of the
convertible securities so to be offered) would
purchase at such current market price and the
denominator of which shall be the number of
Preferred Shares outstanding on such record date
plus the number of additional Preferred Shares
and/or equivalent preferred shares to be offered
for subscription or purchase (or into which the
convertible securities so to be offered are
initially convertible); provided, however, that in
no event shall the consideration to be paid upon
the exercise of one Right be less than the
aggregate par value of the shares of capital stock
of the Company issuable upon exercise of one
Right.  In case such subscription price may be
paid in a consideration part or all of which shall
be in a form other than cash, the value of such
consideration shall be as determined in good faith
by the Board of Directors of the Company, whose
determination shall be described in a statement
filed with the Rights Agent.  Preferred Shares
owned by or held for the account of the Company
shall not be deemed outstanding for the purpose of
any such computation.  Such adjustment shall be
made successively whenever such a record date is
fixed; and in the event that such rights, options
or warrants are not so issued, the Purchase Price
shall be adjusted to be the Purchase Price which
would then be in effect if such record date had
not been fixed.
(c) In case the Company shall fix a record date for
the making of a distribution to all holders of the
Preferred Shares (including any such distribution
made in connection with a consolidation or merger
in which the Company is the continuing or
surviving corporation) of evidences of
indebtedness or assets (other than a regular
quarterly cash dividend or a dividend payable in
Preferred Shares) or subscription rights or
warrants (excluding those referred to in
Section 11(b) hereof), the Purchase Price to be in
effect after such record date shall be determined
by multiplying the Purchase Price in effect
immediately prior to such record date by a
fraction, the numerator of which shall be the then
current per share market price of the Preferred
Shares (as such term is hereinafter defined) on
such record date, less the fair market value (as
determined in good faith by the Board of Directors
of the Company, whose determination shall be
described in a statement filed with the Rights
Agent) of the portion of the assets or evidences
of indebtedness so to be distributed or of such
subscription rights or warrants applicable to one
Preferred Share and the denominator of which shall
be such current per share market price of the
Preferred Shares; provided, however, that in no
event shall the consideration to be paid upon the
exercise of one Right be less than the aggregate
par value of the shares of capital stock of the
Company to be issued upon exercise of one Right.
Such adjustments shall be made successively
whenever such a record date is fixed; and in the
event that such distribution is not so made, the
Purchase Price shall again be adjusted to be the
Purchase Price which would then be in effect if
such record date had not been fixed.
(d)
(i) For the purpose of any computation hereunder,
the "current per share market price" of any
security (a "Security" for the purpose of
this Section 11(d)(i)) on any date shall be
deemed to be the average of the daily closing
prices per share of such Security for the 30
consecutive Trading Days (as such term is
hereinafter defined) immediately prior to
such date; provided, however, that in the
event that the current per share market price
of the Security is determined during a period
following the announcement by the issuer of
such Security of (A) a dividend or
distribution on such Security payable in
shares of such Security or securities
convertible into such shares, or (B) any
subdivision, combination or reclassification
of such Security or securities convertible
into such shares, or (C) any subdivision,
combination or reclassification of such
Security and prior to the expiration of 30
Trading Days after the ex-dividend date for
such dividend or distribution, or the record
date for such subdivision, combination or
reclassification, then, and in each such
case, the current per share market price
shall be appropriately adjusted to reflect
the current market price per share equivalent
of such Security.  The closing price for each
day shall be the last sale price, regular
way, or, in case no such sale takes place on
such day, the average of the closing bid and
asked prices, regular way, in either case as
reported in the principal consolidated
transaction reporting system with respect to
securities listed or admitted to trading on
the New York Stock Exchange or, if the
Security is not listed or admitted to trading
on the New York Stock Exchange, as reported
in the principal consolidated transaction
reporting system with respect to securities
listed on the principal national securities
exchange on which the Security is listed or
admitted to trading or as reported on the
Nasdaq National Market or, if the Security is
not listed or admitted to trading on any
national securities exchange or reported on
the Nasdaq National Market, the last quoted
price or, if not so quoted, the average of
the high bid and low asked prices in the
over-the-counter market, as reported by the
National Association of Securities Dealers,
Inc. Automated Quotations System ("Nasdaq")
or such other system then in use, or, if on
any such date the Security is not quoted by
any such organization, the average of the
closing bid and asked prices as furnished by
a professional market maker making a market
in the Security selected by the Board of
Directors of the Company or, if on any such
date no professional market maker is making a
market in the Security, the price as
determined in good faith by the Board of
Directors.  The term "Trading Day" shall
mean a day on which the principal national
securities exchange on which the Security is
listed or admitted to trading is open for the
transaction of business or, if the Security
is not listed or admitted to trading on any
national securities exchange, a Business Day.
(ii) For the purpose of any computation hereunder,
the "current per share market price" of the
Preferred Shares shall be determined in
accordance with the method set forth in
Section 11(d)(i) hereof.  If the Preferred
Shares are not publicly traded, the "current
per share market price" of the Preferred
Shares shall be conclusively deemed to be the
current per share market price of the Common
Shares as determined pursuant to
Section 11(d)(i) hereof (appropriately
adjusted to reflect any stock split, stock
dividend or similar transaction occurring
after the date hereof) multiplied by one
hundred.  If neither the Common Shares nor
the Preferred Shares are publicly held or so
listed or traded, "current per share market
price" shall mean the fair value per share
as determined in good faith by the Board of
Directors of the Company, whose determination
shall be described in a statement filed with
the Rights Agent.
(e) No adjustment in the Purchase Price shall be
required unless such adjustment would require an
increase or decrease of at least 1% in the
Purchase Price; provided, however, that any
adjustments which by reason of this Section 11(e)
are not required to be made shall be carried
forward and taken into account in any subsequent
adjustment.  All calculations under this
Section 11 shall be made to the nearest cent or to
the nearest one one-hundredth of a Preferred Share
or one ten-thousandth of any other share or
security as the case may be.  Notwithstanding the
first sentence of this Section 11(e), any
adjustment required by this Section 11 shall be
made no later than the earlier of (i) three years
from the date of the transaction which requires
such adjustment or (ii) the date of the expiration
of the right to exercise any Rights.
(f) If as a result of an adjustment made pursuant to
Section 11(a) hereof, the holder of any Right
thereafter exercised shall become entitled to
receive any shares of capital stock of the Company
other than Preferred Shares, thereafter the number
of such other shares so receivable upon exercise
of any Right shall be subject to adjustment from
time to time in a manner and on terms as nearly
equivalent as practicable to the provisions with
respect to the Preferred Shares contained in
Sections 11(a) through 11(c) hereof, inclusive,
and the provisions of Sections 7, 9, 10, 13 and 14
hereof with respect to the Preferred Shares shall
apply on like terms to any such other shares.
(g) All Rights originally issued by the Company
subsequent to any adjustment made to the Purchase
Price hereunder shall evidence the right to
purchase, at the adjusted Purchase Price, the
number of one one-hundredths of a Preferred Share
purchasable from time to time hereunder upon
exercise of the Rights, all subject to further
adjustment as provided herein.
(h) Unless the Company shall have exercised its
election as provided in Section 11(i) hereof, upon
each adjustment of the Purchase Price as a result
of the calculations made in Section 11(b) and
Section 11(c) hereof, each Right outstanding
immediately prior to the making of such adjustment
shall thereafter evidence the right to purchase,
at the adjusted Purchase Price, that number of one
one-hundredths of a Preferred Share (calculated to
the nearest one one-millionth of a Preferred
Share) obtained by (i) multiplying (x) the number
of one one-hundredths of a Preferred Share covered
by a Right immediately prior to this adjustment by
(y) the Purchase Price in effect immediately prior
to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the
Purchase Price in effect immediately after such
adjustment of the Purchase Price.
(i) The Company may elect on or after the date of any
adjustment of the Purchase Price to adjust the
number of Rights, in substitution for any
adjustment in the number of one one-hundredths of
a Preferred Share purchasable upon the exercise of
a Right.  Each of the Rights outstanding after
such adjustment of the number of Rights shall be
exercisable for the number of one one-hundredths
of a Preferred Share for which a Right was
exercisable immediately prior to such adjustment.
Each Right held of record prior to such adjustment
of the number of Rights shall become that number
of Rights (calculated to the nearest one ten-
thousandth) obtained by dividing the Purchase
Price in effect immediately prior to adjustment of
the Purchase Price by the Purchase Price in effect
immediately after adjustment of the Purchase
Price.  The Company shall make a public
announcement of its election to adjust the number
of Rights, indicating the record date for the
adjustment, and, if known at the time, the amount
of the adjustment to be made.  This record date
may be the date on which the Purchase Price is
adjusted or any day thereafter, but, if the Right
Certificates have been issued, shall be at least
10 days later than the date of the public
announcement.  If Right Certificates have been
issued, upon each adjustment of the number of
Rights pursuant to this Section 11(i), the Company
shall, as promptly as practicable, cause to be
distributed to holders of record of Right
Certificates on such record date Right
Certificates evidencing, subject to Section 14
hereof, the additional Rights to which such
holders shall be entitled as a result of such
adjustment, or, at the option of the Company,
shall cause to be distributed to such holders of
record in substitution and replacement for the
Right Certificates held by such holders prior to
the date of adjustment, and upon surrender
thereof, if required by the Company, new Right
Certificates evidencing all the Rights to which
such holders shall be entitled after such
adjustment.  Right Certificates so to be
distributed shall be issued, executed and
countersigned in the manner provided for herein
and shall be registered in the names of the
holders of record of Right Certificates on the
record date specified in the public announcement.
(j) Irrespective of any adjustment or change in the
Purchase Price or the number of one one-hundredths
of a Preferred Share issuable upon the exercise of
the Rights, the Right Certificates theretofore and
thereafter issued may continue to express the
Purchase Price and the number of one one-
hundredths of a Preferred Share which were
expressed in the initial Right Certificates issued
hereunder.
(k) Before taking any action that would cause an
adjustment reducing the Purchase Price below one
one-hundredth of the then par value, if any, of
the Preferred Shares issuable upon exercise of the
Rights, the Company shall take any corporate
action which may, in the opinion of its counsel,
be necessary in order that the Company may validly
and legally issue fully paid and nonassessable
Preferred Shares at such adjusted Purchase Price.
(l) In any case in which this Section 11 shall require
that an adjustment in the Purchase Price be made
effective as of a record date for a specified
event, the Company may elect to defer until the
occurrence of such event the issuing to the holder
of any Right exercised after such record date of
the Preferred Shares and other capital stock or
securities of the Company, if any, issuable upon
such exercise on the basis of the Purchase Price
in effect prior to such adjustment; provided,
however, that the Company shall deliver to such
holder a due bill or other appropriate instrument
evidencing such holder's right to receive such
additional shares upon the occurrence of the event
requiring such adjustment.
(m) The Company covenants and agrees that, after the
Distribution Date, it will not, except as
permitted by Section 23 or Section 27 hereof, take
(or permit any Subsidiary to take) any action the
purpose of which is to, or if at the time such
action is taken it is reasonably foreseeable that
the effect of such action is to, materially
diminish or eliminate the benefits intended to be
afforded by the Rights.  Any such action taken by
the Company during any period after any Person
becomes an Acquiring Person but prior to the
Distribution Date shall be null and void unless
such action could be taken under this Section
11(m) from and after the Distribution Date.
(n) Anything in this Section 11 to the contrary
notwithstanding, the Company shall be entitled to
make such reductions in the Purchase Price, in
addition to those adjustments expressly required
by this Section 11, as and to the extent that it
in its sole discretion shall determine to be
advisable in order that any consolidation or
subdivision of the Preferred Shares, issuance
wholly for cash of any Preferred Shares at less
than the current market price, issuance wholly for
cash of Preferred Shares or securities which by
their terms are convertible into or exchangeable
for Preferred Shares, dividends on Preferred
Shares payable in Preferred Shares or issuance of
rights, options or warrants referred to
hereinabove in Section 11(b), hereafter made by
the Company to holders of its Preferred Shares
shall not be taxable to such stockholders.
(o) In the event that at any time after the date of
this Agreement and prior to the Distribution Date,
the Company shall (i) declare or pay any dividend
on the Common Shares payable in Common Shares or
(ii) effect a subdivision, combination or
consolidation of the Common Shares (by
reclassification or otherwise than by payment of
dividends in Common Shares) into a greater or
lesser number of Common Shares, then in any such
case (A) the number of one one-hundredths of a
Preferred Share purchasable after such event upon
proper exercise of each Right shall be determined
by multiplying the number of one one-hundredths of
a Preferred Share so purchasable immediately prior
to such event by a fraction, the numerator of
which is the number of Common Shares outstanding
immediately before such event and the denominator
of which is the number of Common Shares
outstanding immediately after such event, and
(B) each Common Share outstanding immediately
after such event shall have issued with respect to
it that number of Rights which each Common Share
outstanding immediately prior to such event had
issued with respect to it.  The adjustments
provided for in this Section 11(o) shall be made
successively whenever such a dividend is declared
or paid or such a subdivision, combination or
consolidation is effected.
(p) The exercise of Rights under Section 11(a)(ii)
hereof shall only result in the loss of rights
under Section 11(a)(ii) hereof to the extent so
exercised and shall not otherwise affect the
rights represented by the Rights under this
Agreement, including the rights represented by
Section 13 hereof.
Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in
Sections 11 and 13 hereof, the Company shall promptly
(a) prepare a certificate setting forth such
adjustment, and a brief statement of the facts
accounting for such adjustment, (b) file with the
Rights Agent and with each transfer agent for the
Common Shares or the Preferred Shares a copy of such
certificate and (c) mail a brief summary thereof to
each holder of a Right Certificate in accordance with
Section 25 hereof.  The Rights Agent shall be fully
protected in relying on any such certificate and on any
adjustment therein contained and shall not be deemed to
have knowledge of any adjustment unless and until it
shall have received such certificate.
Section 13. Consolidation, Merger or Sale or Transfer of Assets or
Earning Power.
(a) In the event that, following the Shares
Acquisition Date or, if a Transaction is proposed,
the Distribution Date, directly or indirectly
(x) the Company shall consolidate with, or merge
with and into, any Interested Stockholder, or if
in such merger or consolidation all holders of
Common Stock are not treated alike, any other
Person, (y) any Interested Person, or if in such
merger or consolidation all holders of Common
Stock are not treated alike, any other Person
shall consolidate with the Company, or merge with
and into the Company, and the Company shall be the
continuing or surviving corporation of such merger
(other than, in the case of either transaction
described in (x) or (y), a merger or consolidation
which would result in all of the voting power
represented by the securities of the Company
outstanding immediately prior thereto continuing
to represent (either by remaining outstanding or
by being converted into securities of the
surviving entity) all of the voting power
represented by the securities of the Company or
such surviving entity outstanding immediately
after such merger or consolidation and the holders
of such securities not having changed as a result
of such merger or consolidation), or (z) the
Company shall sell, mortgage or otherwise transfer
(or one or more of its subsidiaries shall sell,
mortgage or otherwise transfer), in one or more
transactions, assets or earning power aggregating
more than 50% of the assets or earning power of
the Company and its subsidiaries (taken as a
whole) to any Interested Stockholder or
Stockholders, or if in such transaction all
holders of Common Stock are not treated alike, any
other Person, (other than the Company or any
Subsidiary of the Company in one or more
transactions each of which individually and the
aggregate does not violate Section 13(d) hereof)
then, and in each such case, proper provision
shall be made so that (i) each holder of a Right,
subject to Section 11(a)(ii) hereof, shall have
the right to receive, upon the exercise thereof at
a price equal to the then current Purchase Price
multiplied by the number of one one-hundredths of
a Preferred Share for which a Right is then
exercisable in accordance with the terms of this
Agreement and in lieu of Preferred Shares, such
number of freely tradeable Common Shares of the
Principal Party (as such term is hereinafter
defined), free and clear of liens, rights of call
or first refusal, encumbrances or other adverse
claims, as shall be equal to the result obtained
by (A) multiplying the then current Purchase Price
by the number of one one-hundredths of a Preferred
Share for which a Right is then exercisable
(without taking into account any adjustment
previously made pursuant to Section 11(a)(ii)
hereof) and dividing that product by (B) 50% of
the then current per share market price of the
Common Shares of such Principal Party (determined
pursuant to Section 11(d) hereof) on the date of
consummation of such consolidation, merger, sale
or transfer; (ii) such Principal Party shall
thereafter be liable for, and shall assume, by
virtue of such consolidation, merger, sale or
transfer, all the obligations and duties of the
Company pursuant to this Agreement; (iii) the term
"Company" shall thereafter be deemed to refer to
such Principal Party, it being specifically
intended that the provisions of Section 11 hereof
shall apply to such Principal Party; and (iv) such
Principal Party shall take such steps (including,
but not limited to, the reservation of a
sufficient number of shares of its Common Shares
in accordance with Section 9 hereof) in connection
with such consummation as may be necessary to
assure that the provisions hereof shall thereafter
be applicable, as nearly as reasonably may be, in
relation to its Common Shares thereafter
deliverable upon the exercise of the Rights.
(b) "Principal Party" shall mean:
(i) in the case of any transaction described in
clause (x) or (y) of the first sentence of
Section 13(a) hereof, the Person that is the
issuer of any securities into which Common
Shares are converted in such merger or
consolidation, and if no securities are so
issued, the Person that is the other party to
the merger or consolidation (or, if
applicable, the Company, if it is the
surviving corporation); and
(ii) in the case of any transaction described in
(z) of the first sentence of Section 13(a)
hereof, the Person that is the party
receiving the greatest portion of the assets
or earning power transferred pursuant to such
transaction or transactions;
provided, however, that in any case, (1) if the
Common Shares of such Person are not at such time
and have not been continuously over the preceding
12-month period registered under Section 12 of the
Exchange Act, and such Person is a direct or
indirect subsidiary or Affiliate of another Person
the Common Shares of which are and have been so
registered, "Principal Party" shall refer to
such other Person; (2) if such Person is a
subsidiary, directly or indirectly, or Affiliate
of more than one Person, the Common Shares of two
or more of which are and have been so registered,
"Principal Party" shall refer to whichever of
such Persons is the issuer of the Common Shares
having the greatest aggregate market value; and
(3) if such Person is owned, directly or
indirectly, by a joint venture formed by two or
more Persons that are not owned, directly or
indirectly, by the same Person, the rules set
forth in (1) and (2) above shall apply to each of
the chains of ownership having an interest in such
joint venture as if such party were a
"subsidiary" of both or all of such joint
venturers and the Principal Parties in each such
chain shall bear the obligations set forth in this
Section 13 in the same ratio as their direct or
indirect interests in such Person bear to the
total of such interests.
(c) The Company shall not consummate any such
consolidation, merger, sale or transfer unless the
Principal Party shall have a sufficient number of
authorized Common Shares that have not been issued
or reserved for issuance to permit the exercise in
full of the Rights in accordance with this
Section 13 and unless prior thereto the Company
and each Principal Party and each other Person who
may become a Principal Party as a result of such
consolidation, merger, sale or transfer shall have
(i) executed and delivered to the Rights Agent a
supplemental agreement providing for the terms set
forth in paragraphs (a) and (b) of this Section 13
and (ii) prepared, filed and had declared and
remain effective a registration statement under
the Act on the appropriate form with respect to
the Rights and the securities exercisable upon
exercise of the Rights and further providing that,
as soon as practicable after the date of any
consolidation, merger, sale or transfer of assets
mentioned in paragraph (a) of this Section 13, the
Principal Party at its own expense will:
(i) cause the registration statement under the
Act with respect to the Rights and the
securities purchasable upon exercise of the
Rights on an appropriate form to remain
effective (with a prospectus at all times
meeting the requirements of the Act) until
the Final Expiration Date;
(ii) use its best efforts to qualify or register
the Rights and the securities purchasable
upon exercise of the Rights under the blue
sky laws of such jurisdictions as may be
necessary or appropriate;
(iii) list the Rights and the securities
purchasable upon exercise of the Rights on
each national securities exchange on which
the Common Shares were listed prior to the
consummation of such consolidation, merger,
sale or transfer of assets or on the Nasdaq
National Market if the Common Shares were
listed on the Nasdaq National Market or, if
the Common Shares were not listed on a
national securities exchange or the Nasdaq
National Market prior to the consummation of
the consolidation, merger, sale or transfer
of assets, on a national securities exchange
or the Nasdaq National Market; and
(iv) deliver to holders of the Rights historical
financial statements for the Principal Party
and each of its Affiliates which comply in
all material respects with the requirements
for registration on Form 10 under the
Exchange Act.
The provisions of this Section 13 shall similarly apply
to successive mergers or consolidations or sales or
other transfers.
(d) After the Distribution Date, the Company covenants
and agrees that it shall not (i) consolidate with,
(ii) merge with or into, or (iii) sell or transfer
to, in one or more transactions, assets or earning
power aggregating more than 50% of the assets or
earning power of the Company and its subsidiaries
taken as a whole, any other Person (other than a
Subsidiary of the Company in a transaction which
does not violate Section 11(m) hereof), if (x) at
the time of or after such consolidation, merger or
sale there are any charter or bylaw provisions or
any rights, warrants or other instruments or
securities outstanding, agreements in effect or
any other action taken which would diminish or
otherwise eliminate the benefits intended to be
afforded by the Rights or (y) prior to,
simultaneously with or immediately after such
consolidation, merger or sale, the stockholders of
the Person who constitutes, or would constitute,
the "Principal Party" for purposes of Section
13(a) hereof shall have received a distribution of
Rights previously owned by such Person or any of
its Affiliates and Associates.  The Company shall
not consummate any such consolidation, merger,
sale or transfer unless prior thereto the Company
and such other Person shall have executed and
delivered to the Rights Agent a supplemental
agreement evidencing compliance with this Section
13(d).
Section 14. Fractional Rights and Fractional Shares.
(a) The Company shall not be required to issue
fractions of Rights or to distribute Right
Certificates which evidence fractional Rights.  In
lieu of such fractional Rights, there shall be
paid to the registered holders of the Right
Certificates with regard to which such fractional
Rights would otherwise be issuable, an amount in
cash equal to the same fraction of the current
market value of a whole Right.  For the purposes
of this Section 14(a), the current market value of
a whole Right shall be the closing price of the
Rights for the Trading Day immediately prior to
the date on which such fractional Rights would
have been otherwise issuable.  The closing price
for any day shall be the last sale price, regular
way, or, in case no such sale takes place on such
day, the average of the closing bid and asked
prices, regular way, in either case as reported in
the principal consolidated transaction reporting
system with respect to securities listed or
admitted to trading on the New York Stock Exchange
or, if the Rights are not listed or admitted to
trading on the New York Stock Exchange, as
reported in the principal consolidated transaction
reporting system with respect to securities listed
on the principal national securities exchange on
which the Rights are listed or admitted to trading
or as reported on the Nasdaq National Market or,
if the Rights are not listed or admitted to
trading on any national securities exchange or
reported on the Nasdaq National Market, the last
quoted price or, if not so quoted, the average of
the high bid and low asked prices in the over-the-
counter market, as reported by Nasdaq or such
other system then in use or, if on any such date
the Rights are not quoted by any such
organization, the average of the closing bid and
asked prices as furnished by a professional market
maker making a market in the Rights selected by
the Board of Directors of the Company.  If on any
such date no such market maker is making a market
in the Rights, the fair value of the Rights on
such date as determined in good faith by the Board
of Directors of the Company shall be used.
(b) The Company shall not be required to issue
fractions of Preferred Shares (other than
fractions which are integral multiples of one one-
hundredth of a Preferred Share) upon exercise of
the Rights or to distribute certificates which
evidence fractional Preferred Shares (other than
fractions which are integral multiples of one one-
hundredth of a Preferred Share).  Fractions of
Preferred Shares in integral multiples of one one-
hundredth of a Preferred Share may, at the
election of the Company, be evidenced by
depositary receipts; provided, however, that
holders of such depositary receipts shall have all
of the designations and the powers, preferences
and rights, and the qualifications, limitations
and restrictions to which they are entitled as
beneficial owners of the Preferred Shares
represented by such depositary receipts.  In lieu
of fractional Preferred Shares that are not
integral multiples of one one-hundredth of a
Preferred Share, the Company shall pay to the
registered holders of Right Certificates at the
time such Rights are exercised as herein provided
an amount in cash equal to the same fraction of
the current market value of one Preferred Share.
For the purposes of this Section 14(b), the
current market value of a Preferred Share shall be
the current per share market price of the
Preferred Shares (as determined pursuant to the
second sentence of Section 11(d)(i) hereof) for
the Trading Day immediately prior to the date of
such exercise (or, if not publicly traded, in
accordance with Section 11(d)(ii) hereof).
(c) Following the occurrence of one of the
transactions or events specified in Section 11
hereof giving rise to the right to receive Common
Shares, capital stock equivalents (other than
Preferred Shares) or other securities upon the
exercise of a Right, the Company shall not be
required to issue fractions of Common Shares or
units of such Common Shares, capital stock
equivalents or other securities upon exercise of
the Rights or to distribute certificates which
evidence fractional Common Shares, capital stock
equivalents or other securities.  In lieu of
fractional Common Shares, capital stock
equivalents or other securities, the Company shall
pay to the registered holders of Right
Certificates at the time such Rights are exercised
as herein provided an amount in cash equal to the
same fraction of the current market value of one
Common Share or unit of such Common Shares,
capital stock equivalents or other securities.
For purposes of this Section 14(c), the current
market value shall be the current per share market
price (as determined pursuant to Section 11(d)(i)
hereof) for the Trading Day immediately prior to
the date of such exercise and, if such capital
stock equivalent is not traded, each such capital
stock equivalent shall have the value of one one-
hundredth of a Preferred Share.
(d) The holder of a Right by the acceptance of the
Right expressly waives his right to receive any
fractional Rights or any fractional shares upon
exercise of a Right (except as provided above).
Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are
vested in the respective registered holders of the
Right Certificates (and, prior to the Distribution
Date, the registered holders of the Common Shares) and
any registered holder of any Right Certificate (or,
prior to the Distribution Date, of the Common Shares),
without the consent of the Rights Agent or of the
holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his
own behalf and for his own benefit, enforce, and may
institute and maintain any suit, action or proceeding
against the Company to enforce, or otherwise act in
respect of, his right to exercise the Rights evidenced
by such Right Certificate in the manner provided in
such Right Certificate and in this Agreement.  Without
limiting the foregoing or any remedies available to the
holders of Rights, it is specifically acknowledged that
the holders of Rights would not have an adequate remedy
at law for any breach of this Agreement and will be
entitled to specific performance of the obligations
under, and injunctive relief against actual or
threatened violations of the obligations of any Person
subject to, this Agreement.  Holders of Rights shall be
entitled to recover the reasonable costs and expenses,
including attorneys fees, incurred by them in any
action to enforce the provisions of this Agreement.
Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the
Company and the Rights Agent and with every other
holder of a Right that:
(a) prior to the Distribution Date, the Rights will be
transferable only in connection with the transfer
of the Common Shares;
(b) after the Distribution Date, the Right
Certificates are transferable (subject to the
provisions of this Rights Agreement) only on the
registry books of the Rights Agent if surrendered
at the principal office of the Rights Agent, duly
endorsed or accompanied by a proper instrument of
transfer; and
(c) the Company and the Rights Agent may deem and
treat the person in whose name the Right
Certificate (or, prior to the Distribution Date,
the associated Common Shares certificate) is
registered as the absolute owner thereof and of
the Rights evidenced thereby (notwithstanding any
notations of ownership or writing on the Right
Certificates or the associated Common Shares
certificate made by anyone other than the Company
or the Rights Agent) for all purposes whatsoever,
and neither the Company nor the Rights Agent shall
be affected by any notice to the contrary.
Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for
any purpose the holder of the Preferred Shares or any
other securities of the Company which may at any time
be issuable on the exercise of the Rights represented
thereby, nor shall anything contained herein or in any
Right Certificate be construed to confer upon the
holder of any Right Certificate, as such, any of the
rights of a stockholder of the Company or any right to
vote for the election of directors or upon any matter
submitted to stockholders at any meeting thereof, or to
give or withhold consent to any corporate action, or to
receive notice of meetings or other actions affecting
stockholders (except as provided in Section 25 hereof),
or to receive dividends or subscription rights, or
otherwise, until the Right or Rights evidenced by such
Right Certificate shall have been exercised in
accordance with the provisions hereof.
Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to
time, on demand of the Rights Agent, its reasonable
expenses and counsel fees and other disbursements
incurred in the administration and execution of this
Agreement and the exercise and performance of its
duties hereunder.  The Company also agrees to indemnify
the Rights Agent for, and to hold it harmless against,
any loss, liability, or expense, incurred without gross
negligence, bad faith or willful misconduct on the part
of the Rights Agent, for anything done or omitted by
the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of
liability in the premises.  The indemnity provided
herein shall survive the expiration of the Rights and
the termination of this Agreement.
The Rights Agent shall be protected and shall incur no
liability for, or in respect of any action taken,
suffered or omitted by it in connection with, its
administration of this Agreement in reliance upon any
Right Certificate or certificate for the Preferred
Shares or Common Shares or for other securities of the
Company, instrument of assignment or transfer, power of
attorney, endorsement, affidavit, letter, notice,
direction, consent, certificate, statement, or other
paper or document believed by it to be genuine and to
be signed, executed and, where necessary, verified or
acknowledged, by the proper person or persons, or
otherwise upon the advice of counsel as set forth in
Section 20 hereof.  In no case will the Rights Agent be
liable for special, indirect, incidental or
consequential or consequential loss or damage at any
kind whatsoever (including but not limited to lost
profits), even if the Rights Agent has been advised of
such loss or damage.
Section 19. Merger Or Consolidation Or Change Of Name Of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which
it may be consolidated, or any corporation resulting
from any merger or consolidation to which the Rights
Agent or any successor Rights Agent shall be a party,
or any corporation succeeding to the shareholder
services or corporate trust business of the Rights
Agent or any successor Rights Agent, shall be the
successor to the Rights Agent under this Agreement
without the execution or filing of any paper or any
further act on the part of any of the parties hereto,
provided that such corporation would be eligible for
appointment as a successor Rights Agent under the
provisions of Section 21 hereof.  In case at the time
such successor Rights Agent shall succeed to the agency
created by this Agreement any of the Right Certificates
shall have been countersigned but not delivered, any
such successor Rights Agent may adopt the
countersignature of the predecessor Rights Agent and
deliver such Right Certificates so countersigned; and
in case at that time any of the Right Certificates
shall not have been countersigned, any successor Rights
Agent may countersign such Right Certificates either in
the name of the predecessor Rights Agent or in the name
of the successor Rights Agent; and in all such cases
such Right Certificates shall have the full force
provided in the Right Certificates and in this
Agreement.
In case at any time the name of the Rights Agent shall
be changed and at such time any of the Right
Certificates shall have been countersigned but not
delivered, the Rights Agent may adopt the
countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been
countersigned, the Rights Agent may countersign such
Right Certificates either in its prior name or in its
changed name; and in all such cases such Right
Certificates shall have the full force provided in the
Right Certificates and in this Agreement.
Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of
which the Company and the holders of Right
Certificates, by their acceptance thereof, shall be
bound:
(a) The Rights Agent may consult with legal counsel of
its choice (who may be legal counsel for the
Company), and the opinion of such counsel shall be
full and complete authorization and protection to
the Rights Agent as to any action taken or omitted
by it in good faith and in accordance with such
opinion.
(b) Whenever in the performance of its duties under
this Agreement the Rights Agent shall deem it
necessary or desirable that any fact or matter be
proved or established by the Company prior to
taking or suffering any action hereunder, such
fact or matter (unless other evidence in respect
thereof be herein specifically prescribed) may be
deemed to be conclusively proved and established
by a certificate signed by any one of the Chairman
of the Board, the Chief Executive Officer, the
President, the Chief Financial Officer, any Vice
President, the Treasurer or the Secretary of the
Company and delivered to the Rights Agent; and
such certificate shall be full authorization to
the Rights Agent for any action taken or suffered
in good faith by it under the provisions of this
Agreement in reliance upon such certificate.
(c) The Rights Agent shall be liable hereunder to the
Company and any other Person only for its own
gross negligence, bad faith or willful misconduct.
(d) The Rights Agent shall not be liable for or by
reason of any of the statements of fact or
recitals contained in this Agreement or in the
Right Certificates (except its countersignature
thereof) or be required to verify the same, but
all such statements and recitals are and shall be
deemed to have been made by the Company only.
(e) The Rights Agent shall not be under any
responsibility in respect of the validity of this
Agreement or the execution and delivery hereof
(except the due execution hereof by the Rights
Agent) or in respect of the validity or execution
of any Right Certificate (except its
countersignature thereof); nor shall it be
responsible for any breach by the Company of any
covenant or condition contained in this Agreement
or in any Right Certificate; nor shall it be
responsible for any change in the exercisability
of the Rights (including the Rights becoming void
pursuant to Section 11(a)(ii) hereof) or any
adjustment in the terms of the Rights (including
the manner, method or amount thereof) provided for
in Sections 3, 11, 13, 23 or 24 hereof, or the
ascertaining of the existence of facts that would
require any such change or adjustment (except with
respect to the exercise of Rights evidenced by
Right Certificates after receipt of a certificate
pursuant to Section 12 hereof describing such
change or adjustment); nor shall it by any act
hereunder be deemed to make any representation or
warranty as to the authorization or reservation of
any Preferred Shares to be issued pursuant to this
Agreement or any Right Certificate or as to
whether any Preferred Shares will, when issued, be
validly authorized and issued, fully paid and
nonassessable.
(f) The Company agrees that it will perform, execute,
acknowledge and deliver or cause to be performed,
executed, acknowledged and delivered all such
further and other acts, instruments and assurances
as may reasonably be required by the Rights Agent
for the carrying out or performing by the Rights
Agent of the provisions of this Agreement.
(g) The Rights Agent is hereby authorized and directed
to accept instructions with respect to the
performance of its duties hereunder from any one
of the Chairman of the Board, the Chief Executive
Officer, the President, the Chief Financial
Officer, any Vice President, the Secretary or the
Treasurer of the Company, and to apply to such
officers for advice or instructions in connection
with its duties, and it shall not be liable for
any action taken or suffered by it in good faith
in accordance with instructions of any such
officer or for any delay in acting while waiting
for those instructions.  Any application by the
Rights Agent for written instructions from the
Company may, at the option of the Rights Agent,
set forth in writing any action proposed to be
taken or omitted by the Rights Agent with respect
to its duties or obligations under this Agreement
and the date on and/or after which such action
shall be taken or omitted and the Rights Agent
shall not be liable for any action taken or
omitted in accordance with a proposal included in
any such application on or after the date
specified therein (which date shall not be less
than three Business Days after the date indicated
in such application unless any such officer shall
have consented in writing to an earlier date)
unless, prior to taking or omitting any such
action, the Rights Agent has received written
instructions in response to such application
specifying the action to be taken or omitted.
(h) The Rights Agent and any stockholder, director,
officer or employee of the Rights Agent may buy,
sell or deal in any of the Rights or other
securities of the Company or become pecuniarily
interested in any transaction in which the Company
may be interested, or contract with or lend money
to the Company or otherwise act as fully and
freely as though it were not Rights Agent under
this Agreement.  Nothing herein shall preclude the
Rights Agent from acting in any other capacity for
the Company or for any other legal entity.
(i) The Rights Agent may execute and exercise any of
the rights or powers hereby vested in it or
perform any duty hereunder either itself or by or
through its attorneys or agents, and the Rights
Agent shall not be answerable or accountable for
any act, default, neglect or misconduct of any
such attorneys or agents or for any loss to the
Company resulting from any such act, default,
neglect or misconduct, provided reasonable care
was exercised in the selection and continued
employment thereof.
(j) No provision of this Agreement shall require the
Rights Agent to expend or risk its own funds or
otherwise incur any financial liability in the
performance of any of its duties hereunder or in
the exercise of its rights if there shall be
reasonable grounds for believing that repayment of
such funds or adequate indemnification against
such risk or liability is not reasonably assured
to it.
(k) If, with respect to any Right Certificate
surrendered to the Rights Agent for exercise or
transfer, the certificate attached to the form of
assignment or form of election to purchase, as the
case may be, has not been executed, the Rights
Agent shall not take any further action with
respect to such requested exercise of transfer
without first consulting with the Company.
Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days'
notice in writing mailed to the Company and to each
transfer agent for the Common Shares or Preferred
Shares by registered or certified mail, and to the
holders of the Right Certificates by first-class mail.
The Company may remove the Rights Agent or any
successor Rights Agent upon 30 days' notice in writing,
mailed to the Rights Agent or successor Rights Agent,
as the case may be, and to each transfer agent for the
Common Shares or Preferred Shares by registered or
certified mail, and to the holders of the Right
Certificates by first-class mail.  If the Rights Agent
shall resign or be removed or shall otherwise become
incapable of acting, the Company shall appoint a
successor to the Rights Agent.  If the Company shall
fail to make such appointment within a period of 30
days after giving notice of such removal or after it
has been notified in writing of such resignation or
incapacity by the resigning or incapacitated Rights
Agent or by the holder of a Right Certificate (who
shall, with such notice, submit his Right Certificate
for inspection by the Company), then the registered
holder of any Right Certificate may apply to any court
of competent jurisdiction for the appointment of a new
Rights Agent.  Any successor Rights Agent, whether
appointed by the Company or by such a court, shall be
either (a) a corporation business trust or limited
liability company organized and doing business under
the laws of the United States or of any other state of
the United States which is authorized under such laws
to exercise corporate trust or stock transfer powers
and is subject to supervision or examination by federal
or state authority and which has at the time of its
appointment as Rights Agent a combined capital and
surplus of at least $50 million or (b) a direct or
indirect wholly owned subsidiary of such an entity or
its wholly-owning parent.  After appointment, the
successor Rights Agent shall be vested with the same
powers, rights, duties and responsibilities as if it
had been originally named as Rights Agent without
further act or deed; but the predecessor Rights Agent
shall deliver and transfer to the successor Rights
Agent any property at the time held by it hereunder,
and execute and deliver any further assurance,
conveyance, act or deed necessary for the purpose.  Not
later than the effective date of any such appointment
the Company shall file notice thereof in writing with
the predecessor Rights Agent and each transfer agent
for the Common Shares or Preferred Shares, and mail a
notice thereof in writing to the registered holders of
the Right Certificates.  Failure to give any notice
provided for in this Section 21, however, or any defect
therein, shall not affect the legality or validity of
the resignation or removal of the Rights Agent or the
appointment of the successor Rights Agent, as the case
may be.
Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the
Rights to the contrary, the Company may, at its option,
issue new Right Certificates evidencing Rights in such
form as may be approved by its Board of Directors to
reflect any adjustment or change in the Purchase Price
and the number or kind or class of shares or other
securities or property purchasable under the Right
Certificates made in accordance with the provisions of
this Agreement.  In addition, in connection with the
issuance or sale of Common Shares following the
Distribution Date and prior to the earlier of the
Redemption Date and the Final Expiration Date, the
Company (a) shall with respect to Common Shares so
issued or sold pursuant to the exercise of stock
options or under any employee plan or arrangement in
existence prior to the Distribution Date, or upon the
exercise, conversion or exchange of securities, notes
or debentures issued by the Company and in existence
prior to the Distribution Date, and (b) may, in any
other case, if deemed necessary or appropriate by the
Board of Directors of the Company, issue Right
Certificates representing the appropriate number of
Rights in connection with such issuance or sale;
provided, however, that (i) the Company shall not be
obligated to issue any such Right Certificates if, and
to the extent that, the Company shall be advised by
counsel that such issuance would create a significant
risk of material adverse tax consequences to the
Company or the Person to whom such Right Certificate
would be issued, and (ii) no Right Certificate shall be
issued if, and to the extent that, appropriate
adjustment shall otherwise have been made in lieu of
the issuance thereof.
Section 23. Redemption.
(a) The Rights may be redeemed by action of the Board
of Directors pursuant to Section 23(b) hereof and
shall not be redeemed in any other manner.
(b)
(i) The Board of Directors of the Company may, at
its option, at any time prior to the earlier
of such time as any Person becoming an
Acquiring Person or the Final Expiration
Date, redeem all but not less than all of the
then outstanding Rights at a redemption price
of $.01 per Right, appropriately adjusted to
reflect any stock split, stock dividend or
similar transaction occurring after the date
hereof (such redemption price being
hereinafter referred to as the "Redemption
Price"), and the Company may, at its option,
pay the Redemption Price in Common Shares
(based on the "current per-share market
price," as such term is defined in
Section 11(d) hereof, of the Common Shares at
the time of redemption), cash or any other
form of consideration deemed appropriate by
the Board of Directors.  The redemption of
the Rights by the Board of Directors may be
made effective at such time, on such basis
and subject to such conditions as the Board
of Directors in its sole discretion may
establish.  Notwithstanding anything
contained in this Agreement to the contrary,
the Rights shall not be exercisable pursuant
to Section 11(a)(ii) hereof prior to the
expiration or termination of the Company's
right of redemption under this Section
23(b)(i).
(ii) In addition, the Board of Directors of the
Company may, at its option, at any time after
the time a Person becomes an Acquiring Person
and the expiration of any period during which
the holder of Rights may exercise the rights
under Section 11(a)(ii) hereof but prior to
any event described in clause (x), (y) or (z)
of the first sentence of Section 13 hereof,
redeem all but not less than all of the then
outstanding Rights at the Redemption Price
(x) in connection with any merger,
consolidation or sale or other transfer (in
one transaction or in a series of related
transactions) of assets or earning power
aggregating 50% or more of the assets or
earning power of the Company and its
subsidiaries (taken as a whole) in which all
holders of Common Shares are treated alike
and not involving (other than as a holder of
Common Shares being treated like all other
such holders) an Interested Stockholder or a
Transaction Person or (y)(A) if and for so
long as the Acquiring Person is not
thereafter the Beneficial Owner of 15% or
more of the then outstanding Common Shares,
and (B) at the time of redemption no other
Persons are Acquiring Persons.
(c) Immediately upon the action of the Board of
Directors of the Company ordering the redemption
of the Rights pursuant to Section 23(b) hereof,
and without any further action and without any
notice, the right to exercise the Rights will
terminate and the only right thereafter of the
holders of Rights shall be to receive the
Redemption Price.  The Company shall promptly give
public notice of any such redemption; provided,
however, that the failure to give, or any defect
in, any such notice shall not affect the validity
of such redemption.  Within 10 days after such
action of the Board of Directors ordering the
redemption of the Rights pursuant to Section 23(b)
hereof, the Company shall mail a notice of
redemption to all the holders of the then
outstanding Rights at their last addresses as they
appear upon the registry books of the Rights Agent
or, prior to the Distribution Date, on the
registry books of the transfer agent for the
Common Shares, provided, however, that failure to
give, or any defect in, any such notice shall not
affect the validity of such redemption.  Any
notice which is mailed in the manner herein
provided shall be deemed given, whether or not the
holder receives the notice.  Each such notice of
redemption will state the method by which the
payment of the Redemption Price will be made.
Neither the Company nor any of its Affiliates or
Associates may redeem, acquire or purchase for
value any Rights at any time in any manner other
than that specifically set forth in this
Section 23 or in Section 24 hereof, and other than
in connection with the purchase of Common Shares
prior to the Distribution Date.
(d) The Company may, at its option, discharge all of
its obligations with respect to any redemption of
the Rights by (i) issuing a press release
announcing the manner of redemption of the Rights
and (ii) mailing payment of the Redemption Price
to the registered holders of the Rights at their
last addresses as they appear on the registry
books of the Rights Agent or, prior to the
Distribution Date, on the registry books of the
transfer agent for the Common Shares, and upon
such action, all outstanding Right Certificates
shall be null and void without any further action
by the Company.
Section 24. Exchange.
(a) The Board of Directors of the Company may, at its
option, at any time after any Person becomes an
Acquiring Person, exchange all or part of the then
outstanding and exercisable Rights (which shall
not include Rights that have become void pursuant
to the provisions of Section 11(a)(ii) hereof) for
Common Shares at an exchange ratio of one Common
Share per Right, appropriately adjusted to reflect
any stock split, stock dividend or similar
transaction occurring after the date hereof (such
exchange ratio being hereinafter referred to as
the "Exchange Ratio").  Notwithstanding the
foregoing, the Board of Directors shall not be
empowered to effect such exchange at any time
after any Person (other than the Company, any
Subsidiary of the Company, any employee benefit
plan of the Company or any such Subsidiary, or any
entity holding Common Shares for or pursuant to
the terms of any such plan), together with all
Affiliates and Associates of such Person, becomes
the Beneficial Owner of 50% or more of the Common
Shares then outstanding.
(b) Immediately upon the action of the Board of
Directors of the Company ordering the exchange of
any Rights pursuant to Section 24(a) hereof and
without any further action and without any notice,
the right to exercise such Rights shall terminate
and the only right thereafter of a holder of such
Rights shall be to receive that number of Common
Shares equal to the number of such Rights held by
such holder multiplied by the Exchange Ratio.  The
Company shall promptly give public notice of any
such exchange; provided, however, that the failure
to give, or any defect in, such notice shall not
affect the validity of such exchange.  The Company
promptly shall mail a notice of any such exchange
to all of the holders of such Rights at their last
addresses as they appear upon the registry books
of the Rights Agent; provided, however, that the
failure to give, or any defect in, such notice
shall not affect the validity of such exchange.
Any notice which is mailed in the manner herein
provided shall be deemed given, whether or not the
holder receives the notice.  Each such notice of
exchange will state the method by which the
exchange of the Common Shares for Rights will be
effected and, in the event of any partial
exchange, the number of Rights which will be
exchanged.  Any partial exchange shall be effected
pro rata based on the number of Rights (other than
Rights which have become void pursuant to the
provisions of Section 11(a)(ii) hereof) held by
each holder of Rights.
(c) In lieu of issuing Common Shares in accordance
with Section 24(a) hereof, the Company may, if a
majority of the Board of Directors then in office
determines that such action is necessary or
appropriate and not contrary to the interests of
the holders of Rights, elect to (and, in the event
that there are not sufficient treasury shares and
authorized but unissued Common Shares to permit
any exchange of the Rights in accordance with
Section 24(a) hereof, the Company shall) take all
such action as may be necessary to authorize,
issue or pay, upon the exchange of the Rights,
cash (including by way of a reduction of the
Purchase Price), property, Common Shares, other
securities or any combination thereof having an
aggregate value equal to the value of the Common
Shares which otherwise would have been issuable
pursuant to Section 24(a) hereof, which aggregate
value shall be determined by a nationally
recognized investment banking firm selected by a
majority of the Board of Directors then in office.
For purposes of the preceding sentence, the value
of the Common Shares shall be determined pursuant
to Section 11(d) hereof.  Any election pursuant to
this Section 24(c) by the Board of Directors must
be made within 60 days following the date on which
the event described in Section 11(a)(ii) hereof
shall have occurred.  Following the occurrence on
the event described in Section 11(a)(ii) hereof, a
majority of the Board of Directors then in office
may suspend the exercisability of the Rights for a
period of up to 60 days following the date on
which the event described in Section 11(a)(ii)
hereof shall have occurred to the extent that such
directors have not determined whether to exercise
their rights of election under this Section 24(c).
In the event of any such suspension, the Company
shall issue a public announcement stating that the
exercisability of the Rights has been temporarily
suspended.
(d) The Company shall not be required to issue
fractions of Common Shares or to distribute
certificates which evidence fractional Common
Shares.  In lieu of such fractional Common Shares,
the Company shall pay to the registered holders of
the Right Certificates with regard to which such
fractional Common Shares would otherwise be
issuable an amount in cash equal to the same
fraction of the current market value of a whole
Common Share.  For the purposes of this
Section 24(d), the current market value of a whole
Common Share shall be the closing price of a
Common Share (as determined pursuant to the second
sentence of Section 11(d)(i) hereof) for the
Trading Day immediately after the date of the
first public announcement by the Company that an
exchange is to be effected pursuant to this
Section 24.
(e) The Company shall not be required to issue
fractions of Preferred Shares (other than
fractions which are integral multiples of one one-
hundredth of a Preferred Share) upon exchange of
the Rights or to distribute certificates which
evidence fractional Preferred Shares (other than
fractions which are integral multiples of one one-
hundredth of a Preferred Share).  Fractions of
Preferred Shares in integral multiples of one one-
hundredth of a Preferred Share may, at the
election of the Company, be evidenced by
depositary receipts; provided, however, that
holders of such depositary receipts shall have all
of the designations and the powers, preferences
and rights, and the qualifications, limitations
and restrictions to which they are entitled as
beneficial owners of the Preferred Shares
represented by such depositary receipts.  In lieu
of fractional Preferred Shares that are not
integral multiples of one one-hundredth of a
Preferred Share, the Company shall pay to the
registered holders of Right Certificates at the
time such Rights are exercised as herein provided
an amount in cash equal to the same fraction of
the current market value of one Preferred Share.
For the purposes of this Section 24(e), the
current market value of a Preferred Share shall be
one hundred (100) times the closing price of a
Common Share (as determined pursuant to the second
sentence of Section 11(d)(i) hereof) for the
Trading Day immediately after  the date of the
first public announcement by the Company that an
exchange is to be effected pursuant to this
Section 24.
Section 25. Notice of Certain Events.
(a) In case the Company shall propose (i) to pay any
dividend payable in stock of any class to the
holders of its Preferred Shares or to make any
other distribution to the holders of its Preferred
Shares (other than a regular quarterly cash
dividend), (ii) to offer to the holders of its
Preferred Shares rights or warrants to subscribe
for or to purchase any additional Preferred Shares
or shares of stock of any class or any other
securities, rights or options, (iii) to effect any
reclassification of its Preferred Shares (other
than a reclassification involving only the
subdivision of outstanding Preferred Shares),
(iv) to effect any consolidation or merger into or
with, or to effect any sale or other transfer (or
to permit one or more of its Subsidiaries to
effect any sale or other transfer), in one or more
transactions, of 50% or more of the assets or
earning power of the Company and its Subsidiaries
(taken as a whole), to any other Person, (v) to
effect the liquidation, dissolution or winding up
of the Company, or (vi) to declare or pay any
dividend on the Common Shares payable in Common
Shares or to effect a subdivision, combination or
consolidation of the Common Shares (by
reclassification or otherwise than by payment of
dividends in Common Shares), then, in each such
case, the Company shall give to each holder of a
Right Certificate, in accordance with Section 26
hereof, a notice of such proposed action, which
shall specify the record date for the purpose of
such stock dividend, or distribution of rights or
warrants, or the date on which such
reclassification, consolidation, merger, sale,
transfer, liquidation, dissolution, or winding up
is to take place and the date of participation
therein by the holders of the Common Shares and/or
the Preferred Shares, if any such date is to be
fixed, and such notice shall be so given in the
case of any action covered by clause (i) or (ii)
above at least 10 days prior to the record date
for determining holders of the Preferred Shares
for purposes of such action, and in the case of
any such other action, at least 10 days prior to
the date of the taking of such proposed action or
the date of participation therein by the holders
of the Common Shares and/or the Preferred Shares,
whichever shall be the earlier.
(b) In case the event set forth in Section 11(a)(ii)
hereof shall occur, then the Company shall as soon
as practicable thereafter give to each holder of a
Right Certificate, in accordance with Section 26
hereof, a notice of the occurrence of such event,
which notice shall describe the event and the
consequences of the event to holders of Rights
under Section 11(a)(ii) hereof.
Section 26. Notices.   Notices or demands authorized by this
Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights
Agent) as follows:
Dionex Corporation
1228 Titan Way
Sunnyvale, Ca 94086
Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
BankBoston, N.A.
c/o EquiServe Limited Partnership
150 Royall Street
Canton, MA 02021
Attention:  Client Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, from time to time supplement or amend any provision of this Agreement without the approval of any holders of Right Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) change any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall be made which would adversely affect the interests of the holders of Rights (other than the interests of an Acquiring Person or its Affiliates or Associates). Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall become null and void unless such supplement or amendment could have been adopted by the Company from and after the Distribution Date. Any such supplement or amendment shall be evidenced by a writing signed by the Company and the Rights Agent.
Upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interest under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common
Shares.
Section 28. Determination and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-
3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Rights Agent and the holders of the Rights, and (y) not subject the Board to any liability to the holders of the Rights.
Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).
Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

In Witness Whereof, parties whereto have caused this
Agreement to be duly executed, all as of the day and year first above written.
Attest:	DIONEX CORPORATION
By: 			By:

Print Name:		Print Name:

Title:			Title:


Attest:	BANKBOSTON, N.A.
By: 			By:
Print Name:		Print Name:
Title: 			Title:

TABLE OF CONTENTS
	Page
SECTION 1.	CERTAIN DEFINITIONS	1
SECTION 2.	APPOINTMENT OF RIGHTS AGENT.	5
SECTION 3.	ISSUE OF RIGHT CERTIFICATES.	5
SECTION 4.	FORM OF RIGHT CERTIFICATES.	7
SECTION 5.	COUNTERSIGNATURE AND REGISTRATION.	8
SECTION 6.	TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT
CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT
CERTIFICATES.	9
SECTION 7.	EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.	10
SECTION 8.	CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES	11
SECTION 9.	AVAILABILITY OF PREFERRED SHARES	12
SECTION 10.	PREFERRED SHARES RECORD DATE	13
SECTION 11.	ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER
OF RIGHTS	13
SECTION 12.	CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES	22
SECTION 13.	CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR
EARNING POWER	23
SECTION 14.	FRACTIONAL RIGHTS AND FRACTIONAL SHARES	26
SECTION 15.	RIGHTS OF ACTION	28
SECTION 16.	AGREEMENT OF RIGHT HOLDERS	28
SECTION 17.	RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER	29
SECTION 18.	CONCERNING THE RIGHTS AGENT	29
SECTION 19.	MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT	30
SECTION 20.	DUTIES OF RIGHTS AGENT	30
SECTION 21.	CHANGE OF RIGHTS AGENT	33
SECTION 22.	ISSUANCE OF NEW RIGHT CERTIFICATES	33
SECTION 23.	REDEMPTION	34
SECTION 24.	EXCHANGE	36
SECTION 25.	NOTICE OF CERTAIN EVENTS	38
SECTION 26.	NOTICES.	39
SECTION 27.	SUPPLEMENTS AND AMENDMENTS	40
SECTION 28.	DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC.	40
SECTION 29.	SUCCESSORS	41
SECTION 30.	BENEFITS OF THIS AGREEMENT	41
SECTION 31.	SEVERABILITY	41
SECTION 32.	GOVERNING LAW	41
SECTION 33.	COUNTERPARTS	41
SECTION 34.	DESCRIPTIVE HEADINGS	41
EXHIBIT A -  CERTIFICATE OF DESIGNATION
EXHIBIT B -  FORM OF RIGHT CERTIFICATE
EXHIBIT C -  SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES


















CERTIFICATE OF DESIGNATION
OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
DIONEX CORPORATION
(Pursuant to Section 151 of the
Delaware General Corporation Law)
(EXHIBIT A TO RIGHTS AGREEMENT)
DIONEX CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on January 21, 1999. Resolved, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Company and hereby states the designation and number of shares, and fixes the relative designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation of the Company, which are applicable to the Preferred Stock of all classes and series), as follows:
Series A Junior Participating Preferred
Stock:
Section 1. Designation and Amount.  Four Hundred
Thousand  (400,000) shares of Preferred Stock,
$.001 par value, are designated "Series A Junior
Participating Preferred Stock" with the
designations and the powers, preferences and rights, and the qualifications, limitations and restrictions specified herein (the "Junior
Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred
Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior
Preferred Stock.
Section 2. Dividends and Distributions.
(A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior
Preferred Stock, in preference to the holders of Common Stock, par value $.001 per share
(the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of April, July, October and January in each year
(each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend
Payment Date after the first issuance of a share or fraction of a share of Junior
Preferred Stock, in an amount per share
(rounded to the nearest cent) equal to the greater of (a) $l.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend
Payment Date, since the first issuance of any share or fraction of a share of Junior
Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior
Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B) The Company shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common
Stock); provided, that in the event no
dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment
Date and the next subsequent Quarterly
Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent
Quarterly Dividend Payment Date.
(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior
Preferred Stock from the Quarterly Dividend
Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred
Stock entitled to receive a quarterly
dividend and before such Quarterly Dividend
Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend
Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred
Stock entitled to receive payment of a
dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
Section 3. Voting Rights.  The holders of shares of
Junior Preferred Stock shall have the following voting rights:
(A) Subject to the provision for adjustment hereinafter set forth, each share of Junior
Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company.
In the event the Company shall at any time declare or pay any dividend on the Common
Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior
Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.
(C) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred
Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
Section 4. Certain Restrictions.
(A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Company shall not:
(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;
(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or
(iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred
Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5. Reacquired Shares.  Any shares of Junior
Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Amended and Restated
Certificate of Incorporation, or in any other
Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.
Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred
Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 7. Consolidation, Merger, etc.  In case the
Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8. No Redemption.  The shares of Junior
Preferred Stock shall not be redeemable.
Section 9. Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock.
Section 10. Amendment.  The Amended and Restated
Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior
Preferred Stock, voting together as a single class.

In Witness Whereof, the undersigned have executed this certificate as of ________ ___, 1999.

A. Blaine Bowman
Chief Executive Officer



James C. Gaither
Secretary




















FORM OF RIGHT CERTIFICATE
(EXHIBIT B TO RIGHTS AGREEMENT)
Certificate No. R-	_____ Rights
NOT EXERCISABLE AFTER JULY 26, 2009 OR EARLIER IF
REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT
TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE
TERMS SET FORTH IN THE RIGHTS AGREEMENT.
Right Certificate
DIONEX CORPORATION
This certifies that ___________________ or registered
assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 21, 1999 (the "Rights Agreement"), between Dionex Corporation, a Delaware corporation (the "Company"), and BankBoston, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Pacific Time, on July 26, 2009 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $.001 per share (the "Preferred Shares"), of the Company, at a purchase price of $200.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 21, 1999, based on the Preferred Shares as constituted at such date.
From and after the time any Person becomes an Acquiring
Person, (as such terms are defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void without any further action and no holder hereof shall have any right with respect to such Rights from and after the time any Person becomes an Acquiring Person.
As provided in the Rights Agreement, the Purchase Price and
the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
This Right Certificate is subject to all of the terms,
provisions and conditions of the Rights Agreement, as amended from time to time, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.
This Right Certificate, with or without other Right
Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the
Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $.001 per share, or, upon circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a share of Preferred Stock.
No fractional Preferred Shares will be issued upon the
exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
No holder of this Right Certificate shall be entitled to
vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for
any purpose until it shall have been countersigned by the Rights
Agent.
Witness the facsimile signature of the proper officers of
the Company and its corporate seal.  Dated as of
__________________.
Attest:	DIONEX CORPORATION
		By:
Secretary	Title:

Countersigned:
BANKBOSTON, N.A.
  as Rights Agent


By:
Print Name:
Title:

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED ______________________________________
hereby sells, assigns and transfers unto

(Please print name and address of transferee)
_________________________________________________________________
____ this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:  ____________________
______________________________
__
Signature
Form of Reverse Side of Right Certificate -- continued

Signature Guaranteed:
Signatures must be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.
---------------------------------------------------------------
The undersigned hereby certifies that (1) the Rights
evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.
______________________________
__
Signature


FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)
To BankBoston, N.A.;
The undersigned hereby irrevocably elects to exercise ___________________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:
Please insert social security
or other identifying number: ______________
______________________________________________________________
(Please print name and address)
______________________________________________________________
If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number: ______________
______________________________________________________________
(Please print name and address)
______________________________________________________________
Dated:  _________________
______________________________
__
Signature
Form of Reverse Side of Right Certificate -- continued

Signature Guaranteed:
Signatures must be guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.
---------------------------------------------------------------
The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by nor are they being exercised on behalf of an Acquiring Person, an Interested Stockholder or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement); and (2) after due inquiry and to the best of the knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person, an Interested Stockholder, or an Affiliate or Associate thereof.

______________________________
__
Signature
---------------------------------------------------------------
NOTICE
The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.